UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2022

CITRIX SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida 33309
(Address of principal executive offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as described below) pursuant to that certain Agreement and Plan of Merger, dated as of January 31, 2022 (the “Merger Agreement”), by and among Citrix Systems, Inc., a Delaware Corporation (“Citrix” or the “Company”), Picard Parent, Inc., a Delaware corporation (“Parent”), Picard Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and, for certain limited purposes detailed in the Merger Agreement, TIBCO Software Inc., a Delaware corporation (“TIBCO”). Parent and Merger Sub are affiliates of funds advised by Vista Equity Partners and Evergreen Coast Capital Corp., an affiliate of Elliott Investment Management, L.P.

On September 30, 2022 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

New Credit Agreements

On the Closing Date, TIBCO and Parent, as the initial borrowers, entered into (a) that certain Credit Agreement with Bank of America, N.A., as administrative agent and collateral agent, the lenders from time to time party thereto, the other borrowers and guarantors from time to time party thereto and the other parties from time to time party thereto (the “First Lien Credit Agreement”), which provides for (i) a senior secured term A loan facility in an aggregate principal amount equal to $2.5025 billion, (ii) senior secured US dollar term B loan facility in an aggregate principal amount equal to $4.05 billion, (iii) a senior secured euro term B loan facility in an aggregate principal amount equal to €500 million and (iv) senior secured revolving credit facilities in an aggregate principal amount equal to $1.0 billion, and (b) that certain Second Lien Bridge Credit Agreement with Goldman Sachs Bank USA, as administrative agent and collateral agent, the lenders from time to time party thereto, the other borrowers and guarantors from time to time party thereto and the other parties from time to time party thereto (the “Second Lien Bridge Credit Agreement” and, together with the First Lien Credit Agreement, collectively, the “Credit Agreements”), which provides for a senior secured second lien bridge term facility in an aggregate principal amount equal to approximately $3.95 billion. The Company and certain of its subsidiaries are guarantors under the Credit Agreements. The obligations under the First Lien Credit Agreement are secured on a first priority basis by substantially all assets of the borrowers and guarantors (subject to certain exclusions and exceptions), and the obligations under the Second Lien Credit Agreement are secured by the same assets on a second lien priority basis. The Credit Agreements include representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

6.50% Senior Secured Notes due 2029

On the Closing Date, TIBCO closed its private offering (the “Notes Offering”) of $4.0 billion aggregate principal amount of 6.50% senior secured notes due 2029 (the “Notes”). Net proceeds from the Notes Offering were used to partially finance and consummate the Merger, repay TIBCO’s and Citrix’s existing indebtedness outstanding immediately prior to the consummation of the Merger, including indebtedness under Citrix’s existing credit facilities and indenture, and pay related transaction fees, costs, premiums and expenses incurred in connection with the transactions.

The Notes were issued pursuant to an Indenture, dated the Closing Date (the “Base Indenture”), by and among TIBCO, as issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”), as supplemented by a First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among TIBCO, as issuer, Citrix and the other guarantors party thereto, the Trustee and the Notes Collateral Agent. Pursuant to the Indenture, Citrix and the other guarantors agreed to guarantee, on a joint and several basis, TIBCO’s obligations under the Indenture and the Notes. The Notes and the related guarantees are secured on a first priority basis by substantially all assets of TIBCO and the guarantors (subject to certain exclusions and exceptions).

Interest on the Notes will accrue from September 30, 2022 and is payable semi-annually in arrears on March 31 and September 30 of each year, beginning on March 31, 2023, at a rate of 6.50% per year. The Notes will mature on March 31, 2029 unless earlier redeemed or repurchased.

At any time prior to September 30, 2025, TIBCO may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus a “make–whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after September 30, 2025, TIBCO may redeem some or all of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, at any time prior to September 30, 2025, TIBCO may redeem up to 40% of the aggregate principal amount of the Notes using the proceeds of certain equity offerings at a redemption price equal to 106.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to September 30, 2025, TIBCO may also redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture (including any additional Notes issued under the Indenture) during each twelve-month period commencing on September 30, 2022 at a redemption price equal to 103% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indenture and the Notes include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

Existing Citrix 2027 Notes

On August 29, 2022, the Company announced that it had commenced an offer (the “Repurchase Offer”) to repurchase for cash up to $750 million aggregate principal amount of its outstanding 4.500% Senior Notes due 2027 (the “2027 Notes”) at a repurchase price in cash equal to 101% of the aggregate principal amount of the 2027 Notes to be repurchased plus any accrued and unpaid interest on the 2027 Notes to, but excluding, the date of purchase. The Repurchase Offer expired at 5:00 PM, New York City Time, on September 29, 2022. $638 million aggregate principal amount of the 2027 Notes were repurchased pursuant to the Repurchase Offer. Therefore, $112 million aggregate principal amount of the 2027 Notes remain outstanding at the Closing Date.

On the Closing Date, in connection with the closing of the Merger and as required by the Indenture, dated as of November 15, 2017 (the “Citrix Base Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (in such capacity, the “Citrix Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 15, 2017 (“First Supplemental Indenture” and, together with the Base Indenture, the “2027 Indenture”), by and between the Company and the Citrix Trustee, and the terms of the 2027 Notes, the Company, the Trustee and Wilmington Trust, National Association, as collateral agent (in such capacity, the “Citrix Collateral Agent”) entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the 2027 Indenture, pursuant to which the Company agreed to grant to the Citrix Collateral Agent liens on certain assets of the Company and certain of its restricted subsidiaries in order to secure the 2027 Notes equally and ratably with the obligations under the Notes and the First Lien Credit Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, the Company repaid all loans and terminated all credit commitments outstanding under (i) that certain Amended and Restated Credit Agreement, dated as of November 26, 2019, among Citrix, as the borrower, Bank of America, N.A., as the administrative agent, the lenders party thereto and the other parties thereto, (ii) that certain Term Loan Credit Agreement, dated as of January 21, 2020, among Citrix, as the borrower, Bank of America, N.A., as the administrative agent, the lenders party thereto and the other parties thereto, and (iii) that certain Term Loan Credit Agreement, dated as of February 5, 2021, among Citrix, as the borrower, JPMorgan Chase Bank, N.A., as the administrative agent, the lenders party thereto and the other parties thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each share of common stock of the Company (“Company Common Stock”) (other than shares (i) held in the treasury of the Company or owned by Parent or Merger Sub and (ii) shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) were cancelled and converted into the right to receive $104.00 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

In addition, pursuant to the Merger Agreement, at the Effective Time:

•

each vested option to purchase shares of Company Common Stock was cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company stock option, by (ii) the aggregate number of shares of Company Common Stock that would have been issuable upon exercise of such Company Stock Option immediately prior to the Effective Time;

•

each unvested option to purchase shares of Company Common Stock was cancelled and converted into the contingent right to receive an aggregate amount in cash (each, a “Converted Cash Award”) equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company stock option, by (ii) the aggregate number of shares of Company Common Stock that would have been issuable upon exercise of such Company Stock Option immediately prior to the Effective Time;

•

each outstanding deferred stock unit award covering shares of Company Common Stock (including any restricted stock units deferred pursuant to the Company’s stock plans) (the “Company DSU Awards”), whether or not vested, was cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company DSU Award by (ii) the Merger Consideration;

•

each outstanding restricted stock unit award that is not subject to performance-based vesting (the “Company RSU Awards”) was canceled and converted into a Converted Cash Award with respect to an aggregate amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company RSU Award by (ii) the Merger Consideration; and

•

each outstanding restricted stock unit award that is subject to performance-based vesting (“Company PRSU Awards”) was deemed earned for such number of shares of Company Common Stock as determined in accordance with the terms of the applicable award agreement, and such Company PRSU Awards were canceled and converted into a Converted Cash Award with respect to an aggregate amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company PRSU Award (as deemed earned) by (ii) the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 31, 2022, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company (i) notified the Nasdaq Stock Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, to delist and deregister the shares of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Company Common Stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Company Common Stock on Nasdaq was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the per share Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the per share Merger Consideration.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the Merger, Robert M. Calderoni, Nanci E. Caldwell, Murray J. Demo, Thomas E. Hogan, Moira A. Kilcoyne, Robert E. Knowling, Jr., Peter J. Sacripanti and J. Donald Sherman each resigned from the Board of Directors of the Company (the “Board”) and from any and all committees of the Board on which they served and ceased to be directors of the Company at the Effective Time. At the Effective Time, Thomas Krause, Jesse Cohn, Jason Genrich, Chris Hsu, Betty Hung, David Kerko, Isaac Kim, Maneet S. Saroya, Robert F. Smith, John Stalder and Steven White became the directors of the Company. In addition, at the Effective Time, each of the Company’s executive officers ceased serving in their respective positions at the Company, with the exception of Antonio Gomes and Hector Lima. Also, Mr. Krause was appointed President and Chief Executive Officer of the Company and Thomas Berquist was appointed Chief Financial Officer of the Company.

Mr. Krause, 44, assumed the role of Chief Executive Officer of the Company upon closing of the Merger. Mr. Krause most recently served as President of the Broadcom Software Group, overseeing the company’s six software divisions as well as software sales, customer support and software operations. Mr. Krause previously served as Chief Financial Officer at Broadcom Inc. from October 2016 to December 2020, where he was responsible for all financial functions, mergers and acquisitions, information technology, human resources and investor relations. He joined the company as Vice President of Corporate Development in January 2012. Prior to joining, Mr. Krause ran his own financial advisory firm where he represented several public and private technology companies. Prior to this, he served as Vice President of Business Development at Techwell, a mixed-signal fabless semiconductor company that went public in 2006 and was acquired by Intersil in 2010. Additionally, he has had roles with Technology Crossover Ventures and Robertson Stephens. Mr. Krause received a B.A. in Economics from Princeton University.

Mr. Berquist, 58, was appointed Chief Financial Officer of TIBCO in October 2015 and assumed the role of Chief Financial Officer of the Company upon closing of the Merger. Mr. Berquist is responsible for worldwide financial operations and reporting, investor relations, information technology, and facilities. Prior to joining TIBCO, Mr. Berquist held CEO and CFO roles at software companies including Saba, Corel, and Actian. In addition, he spent 10 years on Wall Street with Citigroup, Goldman Sachs, and Piper Jaffray, and six years at Deloitte. Mr. Berquist earned a B.A. degree in Accounting and an M.B.A. in Management & Marketing from the University of St. Thomas.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Company was amended and restated in its entirety to be in the form of the certificate of incorporation attached to the Merger Agreement (the “Certificate of Incorporation”). In addition, at the Effective Time, the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the bylaws attached to the Merger Agreement (the “Bylaws”). Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

Redemptions of 2026 and 2030 Notes

On August 29, 2022, the Company announced that it expected to issue notices of conditional redemption providing for the redemption of all of its outstanding 1.250% Senior Notes due 2026 (the “2026 Notes”) and 3.300% Senior Notes due 2030 (the “2030 Notes”). The 2026 Notes and the 2030 Notes were redeemed in full on September 30, 2022, in each case at a price equal to 100% of the principal amount of the 2026 Notes and the 2030 Notes, as applicable, plus accrued and unpaid interest thereon to, but excluding, September 30, 2022.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 31, 2022, by and between Citrix Systems, Inc., Picard Parent, Inc., Picard Merger Sub, Inc. and TIBCO Software, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 31, 2022).

3.1	Eighth Amended and Restated Certificate of Incorporation of the Company.

3.2	Second Amended and Restated By-laws of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: October 3, 2022	By:	/s/ Antonio G. Gomes
Name: Antonio G. Gomes
Title: Chief Legal and Administrative Officer and Secretary